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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                       ----------------------------------
                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 1995

                            VARIAN ASSOCIATES, INC.
             (Exact name of registrant as specified in its charter)

Delaware                       1-7598                        94-2359345

(State or other                (Commission File              (IRS Employer
jurisdiction of                Number)                       Identification No.)
incorporation)

3050 Hansen Way, Palo Alto, CA                                       94304-1000
(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code:              (415) 493-4000

                                  Inapplicable
(Former name or former address, if changed since last report)


Item 5.  Other Events.

         On June 9, 1995, Varian Associates, Inc., a Delaware corporation (the "Registrant"), entered into a Stock Sale Agreement (the "Stock Sale Agreement") with Communications & Power Industries Holding Corporation, a Delaware corporation ("Buyer"), a corporation formed at the direction of Leonard Green & Partners, L.P., pursuant to which the Registrant agreed to sell to Buyer substantially all of the assets of its Electron Devices business. A copy of the Stock Sale Agreement, without the exhibits and schedules thereto, is attached hereto as Exhibit 2 and incorporated herein by reference. A copy of the Registrant's press release announcing this event is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.
         (c) Exhibits.

Exhibit Number            Exhibit

2 Stock Sale Agreement by and between Varian Associates, Inc., a Delaware corporation, and Communications & Power Industries Holding Corporation, a Delaware corporation, dated as of June 9, 1995 (The Registrant hereby agrees
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                          to furnish supplementally to the Securities
                          and Exchange Commission upon request a copy of any omitted exhibit or schedule, all of which are listed in the table of contents to the Stock Sale Agreement).

99                        Press Release of Varian Associates, Inc.
                          issued on June 12, 1995.


                                   SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           VARIAN ASSOCIATES, INC.
                                                (Registrant)

Date:  June 13, 1995                       By:
                                           Joseph B. Phair
                                           Vice President, General
                                           Counsel and Secretary

                                 EXHIBIT INDEX

Exhibit Number                    Exhibit

2 Stock Sale Agreement by and between Varian Associates, Inc., a Delaware corporation, and Communications & Power Industries Holding Corporation, a Delaware corporation, dated as of June 9, 1995 (The Registrant hereby agrees to furnish supplementally to the Securities and Exchange Commission upon request a copy of any omitted exhibit or schedule, all of which are listed in the table of contents to the Stock Sale Agreement).

99                                Press Release of Varian Associates, Inc.
                                  issued on June 12, 1995.


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